ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of May 8, 2014 by and among Leonard S. Ackerman, as Chapter 7 trustee in the Bankruptcy Case (as defined below) (the “Seller”), on the one hand, and Chatand, Inc., a Nevada corporation (the “Buyer,” and together with Seller, the “Parties,” and each, a “Party”), on the other hand.

A. On June 17, 2013, an involuntary petition was filed under Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) against Freeline Sports, Inc., formerly known as Freeline Skates, Inc. and Draginz Corp. (the “Debtor”).

B. On July 22, 2013, an order for relief was entered and the Debtor’s bankruptcy case is pending in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”) styled In re Freeline Sports, Inc., Case Number 13-06272-MM7 (the “Bankruptcy Case”).

C. Seller was appointed as Chapter 7 trustee for the Debtor’s estate (the “Estate”) by order entered in the Bankruptcy Case on September 12, 2013.

D. Buyer desires to purchase and Seller desires to sell to Buyer, or a successful overbidder, as the case may be, substantially all of the Debtor’s assets free and clear of all liens, claims, encumbrances, licenses and interests in accordance with Section 363 of the Bankruptcy Code, and otherwise on the terms and conditions set forth herein.

IN CONSIDERATION OF the premises and mutual covenants contained in this Agreement, and for good and valuable consideration, the Parties agree as follows:

1. Purchase and Sale of Assets. On the Closing Date (as hereinafter defined), Seller will transfer, sell, assign and convey to Buyer, and Buyer will purchase and acquire from Seller, free and clear of all liens, claims, licenses, encumbrances and interests, in accordance with Section 363 of the Bankruptcy Code, all of the Estate’s right, title and interest in and to all of the assets of the Debtor, including those set forth on Exhibit “A” attached hereto, but excluding only those Excluded Assets identified at Exhibit B (collectively referred to herein as the “Assets”). The Assets shall not include the excluded assets set forth in Exhibit “B” attached hereto (collectively referred to herein as the “Excluded Assets”). To the extent the Assets include any books, records and/or other documents (whether in electronic, hard copy or any other form) (collectively, the “Records”), Buyer shall retain copies of the Records or the originals thereof as may be reasonably necessary to administer the Estate and/or wind up the affairs of the Estate and/or the Debtor or otherwise relating thereto; and Buyer agrees to provide reasonable access to Seller to the Records as may be necessary to administer the Estate and/or wind-up the affairs of the Debtor and the Estate or otherwise relating thereto. To the extent the Excluded Assets include any Records, Seller agrees that Buyer shall be permitted to access such Records with Seller’s consent, which consent shall not be unreasonably withheld. Buyer understands and acknowledges that Seller has limited Records in his possession and Buyer shall be responsible for obtaining possession of any Records it has acquired, and records it seeks to review that are defined as Excluded Assets (provided that if the Records are Excluded Assets, Buyer must first obtain Seller’s consent). Without limiting the foregoing, Seller may also retain copies of the Records as may be reasonably necessary for such administration and winding up activities, provided that Seller provides Buyer reasonable access to such records upon request. Buyer and Seller agree that no records of the Debtor may be destroyed without the written consent of the other for a period of at least two years after the sale is closed. After such two year period has lapsed, the holder of such records shall be entitled to destroy them after notice to the non-custodial party. If any such records are held by the other, but the non-holding party seeks to retain such records, the non-holding party must request such records and pay the cost of delivering such records to the non-holding entity before two years after the closing date. If a party desires to destroy records within two years of the closing date and the other party refuses to consent to such destruction, the party seeking to destroy the records may deliver such records to the offices of the non-consenting party and the non-consenting party shall be obligated to accept delivery of such records. Without limiting Seller’s other rights, Buyer hereby grants to Seller a perpetual, non-exclusive, royalty free license to use the “Freeline Sports,” “Freeline Skates” and “Draginz” names and related names, provided such license extends only to use of such names as may be reasonably necessary in Seller’s efforts to administer the Estate and w ind up the affairs of the Debtor and the Estate, including liquidation of Excluded Assets.

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2. Purchase Price. The purchase price (the “Purchase Price”) of the Assets shall be Two Hundred Fifty Thousand Dollars ($250,000.00), subject to adjustment if Buyer submits an overbid at the Auction (as hereafter defined) payable by Buyer as follows:

2.1 Cash Deposit at Execution of Agreement. Buyer shall pay Seller the cash sum of Thirty Thousand Dollars ($30,000.00) by cashier’s check or wire transfer within five (5) Business Days of the mutual execution of this Agreement (such deposit, the “Deposit”), as a deposit against the Purchase Price. The Deposit shall be paid to and held directly by Seller and may be cashed by Seller. Any interest earned on the Deposit shall be for the account of Seller. The Deposit shall be refunded promptly to Buyer if: (i) the Bankruptcy Court does not approve Seller’s entry into this Agreement and/or this Agreement; (ii) Buyer is neither the Successful Bidder (as hereafter defined) nor the Backup Bidder (as hereafter defined); (iii) Buyer is the Backup Bidder but Seller closes the sale to the Successful Bidder; or (iv) the Closing (as hereinafter defined) fails to occur within the time specified in this Agreement for any reason other than Buyer’s breach of this Agreement or any of its obligations hereunder. If the Closing fails to occur as a result of Buyer’s breach of this Agreement, Seller shall be entitled to receive and retain the Deposit as liquidated damages as provided below.

LIQUIDATED DAMAGES. BY PLACING THEIR INITIALS AT THE END OF THIS SECTION, BUYER AND SELLER AGREE THAT: (A) IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE ASSETS PURSUANT TO THIS AGREEMENT BY REASON OF BUYERS BREACH OF THIS AGREEMENT, THEN SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE AND RETAIN THE DEPOSIT TO THE EXTENT THAT IT HAS BECOME NONREFUNDABLE TO BUYER PURSUANT TO THIS AGREEMENT AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AND UNDER SUCH CIRCUMSTANCES, SELLER WAIVES ALL RIGHTS TO OBTAIN BUYER’S SPECIFIC PERFORMANCE, INCLUDING WITHOUT LIMITATION THOSE RIGHTS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 3384 THROUGH 3395, IF APPLICABLE; AND (B) BECAUSE OF THE NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX SELLER’S ACTUAL DAMAGES IF SUCH A BREACH OCCURS AND THEREFORE THE AMOUNT OF LIQUIDATED DAMAGES SPECIFIED ABOVE SHALL BE PRESUMED TO BE THE AMOUNT OF DAMAGES SELLER WOULD SUSTAIN BY REASON OF SUCH A BREACH AND REPRESENTS A REASONABLE ESTIMATE OF THOSE DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671, IF AND AS APPLICABLE, TAKING INTO ACCOUNT, AMONG OTHER FACTORS, THE CIRCUMSTANCES EXISTING AS OF THE TIME OF ENTRY INTO THIS AGREEMENT.

/s/ Michael Lebor	/s/ Leonard S Ackerman
Buyer’s Initials	Seller’s Initials

Notwithstanding the foregoing, the above liquidated damages provision shall not limit any right or remedy of Seller to seek payment of the full amount of the Deposit to the extent that any portion thereof is due but has not yet been paid, and any related fees and costs (including attorneys’ fees). Buyer acknowledges and agrees that its obligation to pay the Deposit and Seller’s right to retain the same in accordance with the foregoing provisions shall survive the termination of this Agreement.

2.2 Cash at Closing. In addition to the Deposit, Buyer shall deliver to Seller the balance of the Purchase Price at the Closing via cashier’s check or by wire transfer. Said sum shall be paid to Seller prior to or on the Closing Date.

2.3 Reimbursement of Buyer’s Expenses. In the event that: (i) Buyer is neither the Successful Bidder nor the Backup Bidder or (ii) Buyer is the Backup Bidder, and in each such case, Seller closes a sale of the Assets to the Successful Bidder or the Backup Bidder (but in each such case not Buyer), Seller shall, as promptly as practicable after the Closing, reimburse Buyer, from the sale proceeds, for its reasonable actual fees and expenses not to exceed Twenty Thousand Dollars ($20,000.00) incurred in connection with acting as the “Stalking Horse Bidder,” including, without limitation, due diligence expenses, negotiation of this Agreement, review of the Sale Motion (as hereafter defined), and appearance at the hearing on the Sale Motion (the “Expense Reimbursement”). For the avoidance of doubt, the Expense Reimbursement: (i) shall only be payable from the sale proceeds received by Seller from a sale of the Assets and neither Seller nor the Estate shall have any liability for the Expense Reimbursement and no claim shall exist therefor unless a Closing occurs; and (ii) is subject to Bankruptcy Court approval (which is being sought concurrently with and not prior to the approval of the sale) and shall only be payable if the Bankruptcy Court approves the Expense Reimbursement. Failure of the Bankruptcy Court to approve the Expense Reimbursement provided in this Section 2.3 shall not act to invalidate this Agreement nor give rise to any rights, remedies or claims in favor of Buyer (including any right to terminate this Agreement). The provisions of this Section 2.3 shall be for the benefit of Buyer only and no other person or entity.

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2.4 Sales Tax Payable by Buyer. Buyer shall pay the sales tax due, if any, with respect to the transactions contemplated hereby.

3. Title. Seller shall convey title to the Assets to Buyer by bill of sale (the “Bill of Sale”) and quitclaim assignment (“Quitclaim Assignment”) in substantially the forms attached hereto as Exhibits “C” and “D,” and as approved by the Bankruptcy Court, free and clear of all liens, claims, licenses, encumbrances and interests pursuant to Section 363 of the Bankruptcy Code.

4. Freeline Distribution, Inc. Seller has informed Buyer that Freeline Distribution, Inc. fka BMA, Inc. and/or Lisa Negele (collectively, the “Negele Parties”) may be in possession of certain inventory of the Estate’s and/or certain inventory paid for by the Negele Parties that utilizes Debtor’s intellectual property which intellectual property is being sold to Buyer pursuant to this Agreement. Concurrently with this Agreement, Seller, subject to Bankruptcy Court approval, is entering into a settlement agreement with the Negele Parties pursuant to which the Negele Parties will consent to the sale of the Assets free and clear of their liens, claims, licenses, encumbrances and interests, including, without limitation, any claims arising under that certain Distribution Agreement and/or under section 365(n) of the Bankruptcy Code. Seller is not selling to Buyer and Buyer is not buying from Seller any inventory in the possession of the Negele Parties. Moreover, Seller makes no representation or warranty whatsoever regarding the inventory, if any, in the possession of the Negele Parties and Buyer shall be solely responsible for negotiating any agreements regarding such inventory with the Negele Parties. In the event an agreement cannot be reached. Buyer shall have whatever rights exist against the Negele Parties as of the Closing subject to the terms of the settlement agreement to be approved by the Bankruptcy Court, provided, however, Seller makes no representations or warranties regarding any such rights. A copy of the settlement agreement has been provided to Buyer and Buyer acknowledges receipt thereof.

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5. No Representations; Indemnity.

5.1 EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE SALE ORDER (AS HEREAFTER DEFINED), BUYER AGREES AND ACKNOWLEDGES THAT THE TRANSFER OF THE ASSETS IS MADE PURSUANT TO ORDER OF THE BANKRUPTCY COURT AND IS MADE “AS IS” AND “WHERE IS”, AND ACKNOWLEDGES AND AGREES THAT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE ASSETS OR OTHERWISE, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY REGARDING THE TITLE OR CONDITION OF THE ASSETS OR THE FITNESS, DESIRABILITY, OR MERCHANTABILITY THEREOF OR SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE, OR ANY BUSINESS PROSPECTS, OR VALUATION OF THE ASSETS, OR THE COMPLIANCE OF THE ASSETS IN THEIR CURRENT OR FUTURE STATE WITH APPLICABLE LAWS OR ANY VIOLATIONS THEREOF. BUYER FURTHER ACKNOWLEDGES THAT SELLER SHALL DELIVER TO THE BUYER ALL ASSETS IN SELLER’S OR ITS COUNSEL’S POSSESSION; BUT THAT SELLER DOES NOT HAVE POSSESSION OF ALL OF THE ASSETS, AND THAT TO THE EXTENT THE SELLER IS NOT IN POSSESSION OF AN ASSET SOLD HEREUNDER, BUYER WILL HAVE SOLE RESPONSIBILITY TO OBTAIN POSSESSION OF THE ASSETS, AT ITS SOLE EXPENSE. BUYER AGREES THAT SELLER HAS NO OBLIGATION OR LIABILITY WHATSOEVER WITH RESPECT TO ANY SEPARATE AGREEMENTS, INDEMNITIES, REPRESENTATIONS OR WARRANTIES ENTERED INTO BY BUYER, UNLESS THE SELLER HAS ACTUAL KNOWLEDGE OF SUCH MATTERS BEFORE THE CLOSING DATE AND FAILS TO DISCLOSE SUCH MATTERS TO THE BUYER PRIOR TO THE CLOSING DATE. AS TO ALL SUCH MATTERS THAT ARE NOT KNOWN TO EITHER THE BUYER OR THE SELLER AS OF THE CLOSING DATE, ANY RISK OF LOSS SHALL BE BORNE SOLELY BY BUYER.

5.2 BUYER FURTHER ACKNOWLEDGES AND REPRESENTS THAT IT ENTERS INTO THIS AGREEMENT AFTER ITS INDEPENDENT INVESTIGATION OF THE FACTS AND CIRCUMSTANCES RELATING TO THE ASSETS AND THE TRANSACTION DESCRIBED HEREIN. WITHOUT LIMITING THE FOREGOING, BUYER IS NOT RELYING ON SELLER OR THE ESTATE FOR ANY INFORMATION REGARDING THE ASSETS OR OTHERWISE; EXCEPT THAT SELLER HAS REPRESENTED AND WARRANTS THAT IT HAS PROVIDED BUYER WITH ALL DOCUMENTS (WITH THE EXCEPTION OF ANY DOCUMENTS SUBJECT TO ANY APPLICABLE PRIVILEGE, INCLUDING, WITHOUT LIMITATION, ATTORNEY CLIENT AND WORK PRODUCT) IN ITS POSSESSION RELATIVE TO THE ASSETS BEING SOLD.

5.3 Buyer assumes responsibility for obtaining all required licenses, copyrights, patents, trademarks, permits and/or other agreements and/or rights as may be required so that Buyer may lawfully use. sell, distribute or dispose of any of the Assets.

5.4 Buyer hereby agrees to indemnify, defend and hold Seller and its, attorneys, consultants, independent contractors, successors and assigns (collectively, the “Indemnitees”) harmless from and against any and all liabilities, demands, claims, actions or causes of action, assessments, losses, costs, damages or penalties or expenses, including attorneys’ fees, imposed on, accrued against, asserted against, sustained or incurred by Indemnitees, directly or indirectly, resulting from, arising out of, related to, or by virtue of: (a) any liability or obligation of Buyer arising prior to, on or after the Closing Date, whether or not related to the ownership or use of the Assets; (b) breach of any representation, warranty, covenant or agreement of Buyer contained herein or in any agreement executed in connection herewith; and (c) the ownership, sale, use, or distribution of the Assets from and after the Closing Date.

6. Seller’s Representations and Warranties. Seller makes the following representations and warranties, which shall survive execution of this Agreement and which shall survive the Closing:

6.1 Authority. Seller is the Chapter 7 trustee in the Bankruptcy Case. Subject to entry of the Sale Order. Seller has the authority to enter into this Agreement and to consummate the transactions contemplated thereby.

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6.2 Notice of Motion for Sale Confirmation Order. Promptly after execution by all Parties to this Agreement and the receipt by Seller of the Deposit, Seller will file a Sale Motion seeking entry of the Sale Order.

7. Buyer’s Representations and Warranties. Buyer makes the following representations, warranties and covenants (including, without limitation, those made elsewhere in this Agreement), which shall survive execution of this Agreement and which shall survive the Closing:

7.1 Authority. Buyer has the power and authority to enter into this Agreement and consummate the transactions contemplated thereby.

7.2 Investigations. Buyer acknowledges that Seller, as recently appointed Chapter 7 trustee in the Bankruptcy Case, has limited information and documents concerning the Assets; Buyer has made its own investigation concerning Assets, the condition of title or any other matter pertaining to the Assets; and, other than the express representations made by Seller pursuant to this Agreement. Buyer is not relying on any representations, warranties or inducements of Seller (or any agent of Seller) with respect to the Assets, the condition of title to the Assets or any other matter pertaining to the Assets, the transaction contemplated herein or otherwise.

8. Conditions Precedent to Closing for Benefit of Seller. As independent conditions precedent for the benefit of Seller, Seller’s obligations hereunder, including the obligation to transfer the Assets to Buyer, are contingent upon satisfaction of each of the following conditions unless otherwise waived by Seller in writing on or before the Closing:

8.1 Receipt bv Seller of Buyer’s Deliveries. Seller shall have received at the Closing the deliveries required by Section 11 of this Agreement.

8.2 Compliance with Covenants. Buyer shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing.

8.3 Sale Order and Findings. This Agreement and the transactions contemplated herein shall have been approved by the Bankruptcy Court and the Bankruptcy Court shall have entered the Sale Order in the Bankruptcy Case so approving, concurrently with findings of fact and conclusions of law (in form and substance reasonably acceptable to Seller) (the “Findings”), and such Sale Order shall be final with no appeal having been filed (or if any appeal has been filed, no stay shall have been issued either preventing this Agreement from becoming enforceable or the Sale closing).

8.4 Buyer is Successful Bidder or Backup Bidder. Buyer shall be either: (i) the Successful Bidder at the Auction; or (ii) Buyer shall be the Backup Bidder at the Auction and the Successful Bidder shall have failed to close.

8.5 No Violation of Orders. No preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated by this Agreement shall be in effect.

9. Conditions Precedent to Buyer’s Closing. As independent conditions precedent for the benefit of Buyer, Buyer’s obligations hereunder, including the obligation to pay the Purchase Price, are contingent upon satisfaction of each of the following conditions unless otherwise waived by Buyer in writing on or before the Closing:

9.1 Receipt by Buyer of Seller’s Deliveries. Buyer shall have received at the Closing the deliveries required under Section 11 of this Agreement.

9.2 Compliance with Covenants. Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

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9.3 Sale Order and Findings. This Agreement and the transactions contemplated herein shall have been approved by the Bankruptcy Court and the Bankruptcy Court shall have entered the Sale Order in the Bankruptcy Case so approving, concurrently with the Findings (in form and substance reasonably acceptable to Seller) and such Sale Order shall be final with no appeal having been filed (or if any appeal has been filed, no stay shall have been issued either preventing this Agreement from becoming enforceable or the Sale closing).

9.4 Buyer is Successful Bidder or Backup Bidder. Buyer shall be either: (i) the Successful Bidder at the Auction; or (ii) Buyer shall be the Backup Bidder at the Auction and the Successful Bidder shall have failed to close.

9.5 No Violation of Orders. No preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated by this Agreement shall be in effect.

10. Deliveries at Closing. The Parties shall make the following deliveries at Closing:

10.1 Purchase Price. Buyer shall deliver to Seller a cashier’s check or deliver funds via wire transfer to the account of Seller in the amount of the Purchase Price, less the Deposit.

10.2 Bill of Sale: Quitclaim Assignment. Seller shall deliver to Buyer a Bill of Sale and Quitclaim Assignment, substantially in the forms attached as Exhibits “C” and “D.”

10.3 Corporate Documents. At Seller’s request, Buyer shall deliver to Seller a certified copy of its resolution authorizing the purchase of the Assets and an incumbency certificate and such other corporate related documents as Seller shall reasonably request.

11. Closing. Closing of the sale (the “Closing”) shall occur at the offices of Foley & Lardner LLP, 3579 Valley Centre Drive, Suite 300, San Diego, California 92130, or such other location as mutually agreed upon by the Parties, on a date to be mutually agreed upon by the Parties (the “Closing Date”), but in no event later than five (5) business days after the Sale Order is final with no appeal having been filed (or if any appeal has been filed, no stay shall have been issued either preventing this Agreement from becoming enforceable or the Sale closing); provided, however, that in the event that the Closing has failed to occur by March 31, 2014 (the “Outside Date”), this Agreement may be terminated as provided in and subject to the terms of Section 13. The Parties may mutually agree in writing to effect the Closing on an earlier or a later date at their sole discretion. The existence of the Outside Date for the Closing in this Section 11 shall not relieve either Party of their respective obligations under this Agreement to use commercially reasonable efforts to perform and satisfy all conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

11.1 Backup Bidder Closing. If the Successful Bidder shall fail to close, (i) the Backup Bidder shall be obligated to close within ten (10) business days of being notified that the Closing with the Successful Bidder has failed to close due to breach by the Successful Bidder; and (ii) the Outside Date shall be extended by thirty (30) calendar days.

12. Overbid Procedure: Bankruptcy Court Approval; Sale Order. Buyer acknowledges that:

12.1 Overbid Auction Procedure. The sale of the Assets to Buyer is subject to an overbid auction (the “Auction”) to be held in Department 1 of the United States Bankruptcy Court, 325 West “F” Street, San Diego, California, on a date to be determined by Seller concurrently with the hearing on the Sale Motion or as otherwise required by the Bankruptcy Court. The initial overbid purchase price must be in the amount of at least Two Hundred Eighty Thousand Dollars ($280,000.00), with all bids thereafter to be in increments of at least Five Thousand Dollars ($5,000.00). To qualify as a bidder at the Auction, any bidder, other than the named Buyer hereunder, must deliver to Seller’s counsel: (i) evidence of financial ability to consummate a sale for at least Two Hundred Eighty Thousand Dollars ($280,000.00); (ii) an executed version of this Agreement in substantially the same form hereof but reflecting a Purchase Price of at least Two Hundred Eighty Thousand Dollars ($280,000.00) binding on such bidder (provided, if any bidder proposes to make any changes to the form of this Agreement, such bidder shall highlight any such proposed changes); and (iii) a deposit in the amount of at least Thirty Thousand Dollars ($30,000.00) by cashier’s check or wire transfer made payable to Seller, in each case at least forty-eight (48) hours prior to the Auction (any such bidder who has satisfied such conditions, together with Buyer, a “Qualified Bidder”). At the conclusion of the Auction. Seller shall request that the Bankruptcy Court approve the sale of the Assets to the highest Qualified Bidder taking into account such terms of sale as Seller may consider in his reasonable business judgment and determined by the Bankruptcy Court (the “Successful Bidder”) and, in the event the Successful Bidder fails to close, the sale of the Assets to the second highest Qualified Bidder taking into account such terms of sale as Seller may consider in his reasonable business judgment and determined by the Bankruptcy Court (the “Backup Bidder”). Any overbid shall be subject to all other terms and conditions of this Agreement, as applicable and as required by the Bankruptcy Court. The Backup Bidder shall be legally obligated to close the transaction, as if such Backup Bidder had been the Successful Bidder; and shall be subject to the same forfeiture of its deposit and liquidated damages provisions as would apply to the Successful Bidder. No bidder other than the two highest bidders shall be bound to close the transaction. If both the Successful Bidder and the Backup Bidder fail to close. Seller, in his sole discretion, may conduct a new auction sale to the extent there is any buyer willing to be a bidder at such auction.

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12.2 Bankruptcy Court Approval; Sale Order. The sale to Buyer by Seller and the other transactions contemplated by this Agreement are expressly subject to approval of the Bankruptcy Court. Promptly after execution of this Agreement by Buyer and Seller and Seller’s receipt of the Deposit, so long as neither Buyer nor Seller has terminated this Agreement, Seller shall file with the Bankruptcy Court an application or motion (the “Sale Motion”) for entry of an order in form and substance reasonably acceptable to Seller and Buyer (the “Sale Order”) providing that, among other things: (i) the sale of the Assets to Buyer in accordance with this Agreement shall be pursuant to Sections 363(b) and 363(f) of the Bankruptcy Code, free and clear of all liens, claims, licenses, encumbrances and interests except as provided in Section 3; (ii) the Sale Order is final with no appeal having been filed (or if any appeal has been filed, no stay shall have been issued preventing this Agreement from becoming enforceable); (iii) Buyer shall be entitled to the Expense Reimbursement if authorized by this Agreement (provided the failure of the Bankruptcy Court to approve such Expense Reimbursement shall not give rise to a right of Buyer to terminate this Agreement); and (iv) the Bankruptcy Court shall retain jurisdiction with respect to any matters relating to the Sale Order or the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Bankruptcy Court’s failure to approve the requests set forth in (iii) or (iv) of this Section 12.2 shall not be a basis to object to the form and substance of the Sale Order.

13. Termination. This Agreement may be terminated by the mutual written consent of the Parties. Either Seller or Buyer may also terminate this Agreement by written notice to the other if the Closing shall not have occurred by the Outside Date contemplated in Section 11 due to no breach by the terminating Party. Buyer may also terminate this Agreement by written notice to Seller, if any of the conditions in Section 9 are not satisfied, or Seller shall breach any of its obligations under this Agreement. Seller may also terminate this Agreement by written notice to Buyer if any of the conditions in Section 8 are not satisfied, or Buyer shall breach any of its obligations under this Agreement. No termination under this Section 13 shall release either Party from or act as a waiver of any claim against the other Party, at law or in equity (except as limited by Section 2.1) as a result of such termination or as a result of any breach or default under this Agreement. This Agreement may be terminated as provided herein without further order of the Bankruptcy Court.

14. Commissions. Buyer and Seller each represent and warrant to the other that no person or entity has been engaged by it as a broker, agent or finder, licensed or otherwise, in connection with the transaction contemplated by this Agreement. If any claim is made for a commission or finder’s fee in connection with the transaction contemplated by this Agreement, then the Party upon whose alleged statement, representation or agreement that claim arises shall indemnify, defend, protect and hold harmless the other Party from and against all liability, damage and cost (including actual attorneys’ fees) the other Party incurs as a result thereof. For avoidance of doubt, this Section 14 does not apply to any fee or expense payable to Seller as trustee in the Bankruptcy Case.

15. Miscellaneous.

15.1 Entire Agreement. This Agreement and the written agreements referred to herein and executed in connection herewith constitute the entire understanding among the parties with respect to the subject matter hereof, and supersede all negotiations, prior discussions or other agreements, oral or written.

15.2 Governing Law; Venue. This Agreement has been negotiated and entered into in the State of California, and shall be governed by, and construed in accordance with, the laws of State of California in effect at the time of its execution, without reference or regard to the principles of conflict of laws. Any action arising out of this Agreement must be brought and maintained in the Bankruptcy Court, and the Parties hereto consent to the jurisdiction of the Bankruptcy Court; provided, after the Bankruptcy Case is closed, any action may be brought in a court located in San Diego County with jurisdiction.

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15.3 Independent Contractors. The parties hereto are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturer. The parties agree that they shall neither have the power or right to bind or obligate the other, nor shall either hold itself out as having such authority.

15.4 Counterparts. This Agreement may be executed in counterparts. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission, by e-mail delivery of a “.pdf or by other electronic format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf’ or other electronic format data file signature page were an original thereof (and the same shall be deemed as originals).

15.5 Fees and Costs. If any action, including any arbitration proceeding, is instituted to enforce the terms or provisions of this Agreement (except as provided in Section 8.3), including an action instituted after the bankruptcy of a party, the prevailing party in such action shall be entitled to collect as part of its recovery all reasonable costs, charges and fees, including but not limited to its expert witness fees and attorneys’ fees and costs, incurred in connection with such action.

15.6 Amendment. This Agreement may only be amended or modified by the written agreement of the Parties.

15.7 Severability. If any of the provisions of this Agreement are held invalid under any law, such invalidity shall not affect the remainder of the Agreement.

15.8 No Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties hereto.

15.9 Successors and Assigns. Subject to Sections 15.8 and 12, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

15.10 Headings; Construction. The headings of the various Sections of this Agreement are for convenience only and are not intended to explain or modify any of the provisions of this Agreement. No rule of strict construction will be applied in the interpretation or construction of this Agreement. When used in this Agreement, “including” means “including without limitation.” In the event of any conflict or ambiguity between this Agreement and any Exhibit, this Agreement will control. Whenever the context requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; and (d) the neuter gender shall include the masculine and feminine genders.

15.11 Notices. All notices to be given by any Party to this Agreement to the other Party shall be in writing, and shall be given by certified United States mail, return receipt requested, postage prepaid, to the other, sent by telefax or facsimile transmission, or personally delivered, at the addresses set forth below (or at such other address for a Party has specified by like notice) and shall be deemed given when received if sent by facsimile transmission or personally delivered, or if mailed as provided herein, on the second day after it is so placed in the mail.

The addresses referred to above are:

Buyer:	Chatand, Inc.
Steven C Berger
44 Heather Hill Lane
Woodcliff Lake NJ. 07677
Phone 201-307-1230
Fax 201-391-1728
sberger@chatand.com

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With a courtesy copy to:	Brian T. Corrigan, Esq.
Corrigan & Morris LLP
201 Santa Monica Blvd., Suite 475
Santa Monica, California 90401-2212
Ph: 310-394-2829
Fax: 310-394-2825

Seller:	Mr. Leonard J. Ackerman
Trustee
6977 Navajo Road, Suite #124
San Diego, California 92119
Ph: 619-463-0555

With a courtesy copy to:	Kathryn M.S. Catherwood, Esq.
Foley & Lardner LLP
3579 Valley Centre Drive, Suite 300
San Diego, California 92130
Ph: 858-^847-6700
Fax: 858-792-6773

Any Party at any time may give notice to the other Party of a different address other than that set forth above in accordance with the provisions of this Section 15.11. Failure of any Party to provide courtesy-only copies of notices, demands and other communications shall not impair, modify, limit or otherwise affect any Party’s rights or remedies nor any Party’s obligations under this Agreement.

15.12 Interpretation. Each Party has had an opportunity to review and revise this Agreement and consult with counsel, and any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party or the party who caused it to exist shall not be employed in the interpretation of this Agreement or any document executed in connection herewith.

15.13 Survival of Obligations. All obligations of the parties set forth in this Agreement shall survive the Closing and Closing Date.

15.14 Waiver. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

15.15 Further Assurances. Buyer and Seller shall each promptly sign and deliver all additional documents and perform all acts reasonably necessary to perform its obligations and carry out the intent expressed in this Agreement. Without limiting the foregoing, at Seller’s request, Buyer shall enter into an amendment to this Agreement, or enter into a superseding asset purchase agreement, to reflect any changes in terms (including any change to the Purchase Price) as may occur as part of the Bankruptcy Court approval, the Auction or the New Auction, if applicable.

15.16 No Waiver. A waiver by either Party of a default by the other Party is effective only if it is in writing and shall not be construed as a waiver of any other default.

15.17 No Beneficiaries. No person or entity besides Buyer, Seller and their permitted successors and assigns has any rights or remedies under this Agreement.

15.18 Incorporation. Any exhibits attached hereto and referred to herein are incorporated into this Agreement.

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15.19 Survival of Obligations. All obligations of the Parties set forth in this Agreement shall survive the Closing and Closing Date.

15.20 Effect of Course of Dealing. No course of dealing between the Parties in exercising any of their respective rights under this Agreement shall operate as a waiver of any such rights, except where expressly waived in writing. Further, nothing herein shall require either Party to terminate this Agreement upon breach or default of this Agreement by the other Party.

15.21 Time. Time is of the essence of this Agreement and each and every provision hereof.

15.22 Seller Capacity as Trustee of the Estate; Limitation on Liability. Buyer acknowledges and understands that Seller is the Chapter 7 trustee of the Estate and that Seller enters this Agreement solely in his capacity as Chapter 7 trustee of the Estate and not in his personal capacity, and no liability or obligations shall accrue to him personally as a result of this Agreement. Buyer acknowledges and understands that the Bankruptcy Case was Filed as an involuntary bankruptcy case and the Seller has extremely limited information regarding the Debtor and/or its assets and the sale of the Assets is “as is” “where is” as set forth in Section 5.1 of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be fully executed as of the day and year first above written.

SELLER:	BUYER:

/s/ Leonard J. Ackerman	/s/ Michael Lebor
Leonard J. Ackerman, as Chapter 7 Trustee in the bankruptcy case of Freeline Sports, Inc., United States Bankruptcy Court for the Southern District of California, Case No. 13-06272-MM7	Chatand, Inc. Michael Lebor CEO

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EXHIBIT “A”

ASSETS

All of the Estate’s right, title and interest in the following personal property of the Debtor, excluding only the Excluded Assets set forth at Exhibit B. including, without limitation:

1.	All equipment, fixtures, furniture and furnishings, trade fixtures, machinery, vehicles, materials, tools, dies, molds, office equipment and supplies and computer and electronic equipment and other items of tangible personal property

2.	Inventory and work-in-process, with the exception of the Negele Inventory defined on Exhibit B

3.	Intellectual property, including software, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, transferable licenses, plans, specifications, technology content, trade secrets, tradenames, domain names and URL

4.	All files and documents relating to the intellectual property, including, without limitation, those files and documents held by the Debtor’s prior attorneys, all prosecution files, registration or similar files for the registered trademarks, and in each case all correspondence regarding pending applications, registrations, or other intellectual property rights

5.	All goodwill related to the Debtor’s business, including the right to conduct business under the name “Freeline” or “Freeline Skates’’ or “Freeline Sports” or “Draginz” or any other trademark or domain name (subject to the licenses granted in the Agreement)

6.	All research and development files, manufacturing and quality control records and procedures, service sand warranty records, operating guides and manuals, drawings, specifications, engineering specifications, blueprints, books, files, studies, manuals, reports, papers, agreements, correspondence, databases, production data, information systems, programs, software, documents, records and documentation thereof related to the Assets

7.	All accounting records of the Debtor (to be shared with the Seller as required by Section 1 of the Agreement)

Collectively, the “Assets”.

EXHIBIT “A”

EXHIBIT “B”

EXCLUDED ASSETS

Notwithstanding the other provisions of the Agreement or any other exhibit, the Assets do not include the following assets owned by the Estate or in which it has or had any interest (collectively, the “Excluded Assets”): (a) tax attributes, including, but not limited to net operating loss carryovers; (b) tax refunds, insurance refunds or other refunds; (c) any property owned by third parties; (d) workers’ compensation refunds; (e) utility, security or similar deposits; (f) cash, deposit accounts, certificates of deposit or other cash equivalents; (g) the corporate minute book and related corporate governance records; (h) leases and any property covered thereby; (i) insurance policies; (j) assets which are not assignable by Seller to Buyer as a matter of law; (k) accounts, accounts receivable and/or money owed, including, without limitation, under a promissory note; (1) causes of action or claims (including, without limitation, any causes of action, claims or avoidance actions under Chapter 5 of the Bankruptcy Code and/or applicable state law) that Seller would be or may be entitled to bring as the Chapter 7 trustee or to use as an offset or defense to any claim, except that Buyer shall be entitled to assert any claims and recover for any infringement of the Debtor’s and/or Estate’s intellectual property arising pre-petition or post-petition except as any such claims may be settled in that certain settlement agreement with the Negele Parties; (m) any real property interests, including leases of real property; (n) personnel records, and/or any other records or documents required to be kept confidential or private under agreement or applicable law, in any form (whether in hard copies, electronic files or otherwise) (confidential documents made confidential by agreement, only (not confidential by operation of law, but only by agreement), shall be disclosed to Buyer subject to a confidentiality agreement in a form reasonably acceptable to the Seller); (o) proceeds of any of the foregoing; (p) any inventory containing, utilizing or infringing on the Debtor’s intellectual property in the possession of the Negele Parties, whether such inventory is property of the Estate or property of the Negele Parties (the “Negele Inventory”); and (q) licenses, franchises, software, copyrights, patents, trademarks or other intellectual property with respect to which the Debtor is or was the licensee or franchisee and which may not be transferred by Trustee to Buyer under applicable law or without third party consent (including any consent by a licensor or franchisor).

EXHIBIT “B”

EXHIBIT “C”

BILL OF SALE

EXHIBIT “C”

BILL OF SALE

Leonard S. Ackerinan, as Chapter 7 trustee (the “Seller”) for Freeline Sports, Inc., formerly known as Freeline Skates, Inc. and Draginz Corp. (the “Debtor”), debtor in Bankruptcy Case Number 13-06272-MM7 pending in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Case”), for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated as of May __, 2014 (the “Agreement”) between Seller and Chatand, Inc., a Nevada corporation (the “Buyer,”), does hereby sell, convey, assign, transfer and deliver to Buyer on the date hereof, all of the Estate’s (as that term is defined in the Agreement) right, title and interest in and to the Assets (as that term is defined in the Agreement).

ALL ASSETS ARE TRANSFERRED “AS IS” AND “WHERE IS.”

EXCEPT AS PROVIDED IN THE AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE ASSETS OR OTHERWISE, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY REGARDING THE TITLE OR CONDITION OF THE ASSETS OR THE FITNESS, DESIRABILITY, OR MERCHANTABILITY THEREOF OR SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE, OR ANY BUSINESS PROSPECTS, OR VALUATION OF THE ASSETS, OR THE COMPLIANCE OF THE ASSETS IN THEIR CURRENT OR FUTURE STATE WITH APPLICABLE LAWS OR ANY VIOLATIONS THEREOF. BUYER FURTHER ACKNOWLEDGES THAT SELLER SHALL DELIVER TO THE BUYER ALL ASSETS IN SELLER’S OR ITS COUNSEL’S POSSESSION; BUT THAT SELLER DOES NOT HAVE POSSESSION OF ALL OF THE ASSETS, AND THAT TO THE EXTENT THE SELLER IS NOT IN POSSESSION OF AN ASSET SOLD HEREUNDER, BUYER WILL HAVE SOLE RESPONSIBILITY TO OBTAIN POSSESSION OF THE ASSETS, AT ITS SOLE EXPENSE. BUYER AGREES THAT SELLER HAS NO OBLIGATION OR LIABILITY WHATSOEVER WITH RESPECT TO ANY SEPARATE AGREEMENTS, INDEMNITIES, REPRESENTATIONS OR WARRANTIES ENTERED INTO BY BUYER, UNLESS THE SELLER HAS ACTUAL KNOWLEDGE OF SUCH MATTERS BEFORE THE CLOSING DATE AND FAILS TO DISCLOSE SUCH MATTERS TO THE BUYER PRIOR TO THE CLOSING DATE. AS TO ALL SUCH MATTERS THAT ARE NOT KNOWN TO EITHER THE BUYER OR THE SELLER AS OF THE CLOSING DATE, ANY RISK OF LOSS SHALL BE BORNE SOLELY BY BUYER.

BUYER FURTHER ACKNOWLEDGES AND REPRESENTS THAT IT ENTERS INTO THIS AGREEMENT AFTER ITS INDEPENDENT INVESTIGATION OF THE FACTS AND CIRCUMSTANCES RELATING TO THE ASSETS AND THE TRANSACTION DESCRIBED HEREIN. WITHOUT LIMITING THE FOREGOING, BUYER IS NOT RELYING ON SELLER OR THE ESTATE FOR ANY INFORMATION REGARDING THE ASSETS OR OTHERWISE; EXCEPT AS PROVIDED IN THE AGREEMENT.

The Assets do not include the Excluded Assets as set forth in the Agreement.

This Bill of Sale is entered into pursuant to the Agreement and is subject to the terms thereof. Buyer acknowledges and understands that Seller is the Chapter 7 trustee of the Estate and that Seller enters this Bill of Sale solely in his capacity as Chapter 7 trustee of the Estate and not in his personal capacity, and no liability or obligations shall accrue to him personally as a result of this Bill of Sale.

This Agreement may be executed in counterparts. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission, by e-mail delivery of a “.pdf’ or by other electronic format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic format data file signature page were an original thereof (and the same shall be deemed as originals).

(Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Seller has caused the same to be signed as of ________ ,2014.

SELLER:	ACCEPTED:
CHATAND, INC., A Nevada Corporation

/s/ Leonard J. Ackerman	/s/ Michael Lebor
Leonard J. Ackerman, as Chapter 7 Trustee in the bankruptcy case of Freeline Sports, Inc., United States Bankruptcy Court for the Southern District of California, Case No. 13-06272-MM7	By:	Chatand, Inc. Michael Lebor CEO

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EXHIBIT “D”

Quitclaim Assignment

EXHIBIT “D”

QUITCLAIM ASSIGNMENT

THIS QUITCLAIM ASSIGNMENT (the “Assignment”) is being entered into by and between Leonard S. Ackerman, as Chapter 7 trustee (the “Assignor”) for Freeline Sports, Inc., formerly known as Freeline Skates, Inc. and Draginz Corp. (the “Debtor,” and its bankruptcy estate, the “Estate”) debtor in Bankruptcy Case Number 13- 06272-MM7 pending in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Case”) in favor of Chatand, Inc., a Nevada corporation (the “Assignee”).

WHEREAS, Assignor has agreed with Assignee for the transfer to it all of the Estate’s right, title and interest in and to that certain intellectual property listed on Schedule 1 (collectively, the “IP”).

NOW THEREFORE, pursuant to such agreement and in consideration of the sum of One U.S. Dollar ($1.00) paid by Assignee to Assignor (the receipt of which Assignor hereby acknowledges), Assignor hereby assigns and transfers to Assignee Assignor’s respective right, title and interest in said IP (if any) and any goodwill of the business symbolized by the IP.

EXCEPT AS PROVIDED IN THE AGREEMENT, THIS ASSIGNMENT IS MADE WITHOUT RECOURSE AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER TO ASSIGNEE AS TO THE RIGHTS, TITLE AND/OR INTEREST HELD BY THEM, RESPECTIVELY, IN THE IP OR OTHER PROPERTY TRANSFERRED HEREBY. ADDITIONALLY, EXCEPT AS PROVIDED IN THE AGREEMENT, ALL WARRANTIES, EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, SUITABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

This Assignment is entered into pursuant to the Asset Purchase Agreement dated May , 2014 entered into by Assignor and Assignee, and is subject to the terms thereof. This Assignment may be executed in counterparts. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission, by e-mail delivery of a “.pdf’ or by other electronic format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic format data file signature page were an original thereof (and the same shall be deemed as originals).

Executed at San Diego, California, this ____ day of ________, 2014.

ASSIGNOR:	ASSIGNEE:

/s/ Leonard J. Ackerman	/s/ Michael Lebor
Leonard J. Ackerman, as Chapter 7 Trustee in the bankruptcy case of Freeline Sports, Inc., United States Bankruptcy Court for the Southern District of California, Case No. 13-06272-MM	By:	Chatand, Inc. Michael Lebor CEO

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SCHEDULE 1

(Intellectual Property)

Patents and Patent Applications

Application No.	Publication No.	Patent No.
10/616,969		7,059,613
12/536,437	2010/0176565	8,308,171
29/279,978		D567318
12/465,561	2010/0090423
13/021,622	2012/0198728

Trademarks

Serial No.	Registration No.
77/009109	3292741
77/278997
77/980473	3872877
85/109519
85/109526
85/109543
85/142418

Copyrights

Name	Title	Copyright Number	Date
Freeline Sports, Inc	Ball Around Ramp Icon.	VA0001746009	2005

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